Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-25477, 333-109702, and 333-150641) and Form S-8 (Nos. 333-85394, 333-139554, and 333-153842) of Bio-Imaging Technologies, Inc. and its subsidiaries of our report dated March 5, 2009 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
March 5, 2009